                                                                      EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the inclusion in this Form 8-K/A No.1 dated December 11, 1997 and the incorporation by reference into the Registrant's five previously filed Registration Statements on Form S-3 (File Nos. 33-95190, 333-03999, 333-21887, 333-29879 and 333-43641), the Registrant's two previously filed Registration Statements on Form S-8 (File No.'s 33-95188 and 333-36699), of our report dated December 30, 1997 on our audit of the combined historical statement of revenues and certain expenses of the 1997 Acquisition V Properties for the year ended December 31, 1996, of our report dated January 9, 1998 on our audit of the combined historical statement of revenues and certain expenses of the 1997 Acquisition VI Properties for the year ended December 31, 1996 and of our report dated January 9, 1998 on our audit of the combined historical statement of revenues and certain expenses of the 1997 Acquisition VII Properties for the year ended December 31, 1996.





                                                        COOPERS & LYBRAND L.L.P.


Chicago, Illinois
January 22, 1998




                                      37